UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2015

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the Big Spring Supply and Offtake Agreement

On February 1, 2015, Alon USA, LP (“Alon LP”), a wholly-owned subsidiary of Alon USA Partners, LP (the “Partnership”), entered into the Second Amended and Restated Supply and Offtake Agreement (the “Big Spring Second Amended Supply and Offtake Agreement”) with J. Aron & Company (“J. Aron”), which amended and restated the Amended and Restated Supply and Offtake dated March 1, 2011.

Pursuant to the Big Spring Second Amended Supply and Offtake Agreement, the expiration of the initial term was extended to May 31, 2021. J. Aron may elect to terminate the Big Spring Second Amended Supply and Offtake Agreement prior to the expiration of its initial term, on May 31, 2018, and upon each anniversary thereof, provided that Alon LP receives notice of termination at least six months prior to that date. Alon LP may elect to terminate the Big Spring Second Amended Supply and Offtake Agreement prior to the expiration of its initial term, on May 31, 2020, provided that J. Aron receives notice of termination at least six months prior to that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	February 5, 2015	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary